UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549
_______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): September 25, 2012

Emerson Electric Co.
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(Exact Name of Registrant as Specified in Charter)

Missouri --------------------------------- (State or Other Jurisdiction of Incorporation)	1-278 ------------------- (Commission File Number)	43-0259330 --------------------------- (I.R.S. Employer Identification Number)

8000 West Florissant Avenue St. Louis, Missouri ------------------------------------------------ (Address of Principal Executive Offices)	63136 ------------------ (Zip Code)

Registrant’s telephone number, including area code:

(314) 553-2000
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The following information is furnished pursuant to Regulation FD.

Emerson 3-Month Orders Growth

(Percentage change versus prior year; trailing 3-month averages, excluding acquisitions and divestitures)

	June ‘12	July ‘12	August ‘12
Process Management	+5 to +10	0 to +5	0 to +5
Industrial Automation	-15 to -10	-10	-10
Network Power	-10 to -5	-15 to -10	-15 to -10
Climate Technologies	-5 to 0	-5 to 0	-5 to 0
Commercial & Residential Solutions	0 to +5	+5	-5 to 0
Total Emerson	-5 to 0	-5 to 0	-5

August 2012 Orders Comments:

Trailing three-month orders declined, reflecting continued weak global economic trends and strength in the U.S. dollar. Underlying orders, which exclude unfavorable currency translation of 4 percentage points, declined slightly, as choppy demand patterns underscored the volatile and uncertain economic climate that continues to trend slightly downward. Strength in Process Management continued and trends in Climate Technologies and Industrial Automation remained unchanged, while Network Power and Commercial and Residential Solutions slowed.

Economic growth around the world continues to decelerate. As a consequence, underlying sales growth in the fourth quarter will be slower than in the third quarter, reflecting lower growth than previously expected. This means full year underlying sales growth will be approximately 2.5 percent. Inconsistent and sluggish demand is expected to continue until a sustainable global economic catalyst improves visibility and stimulates investment – which needs to be led by the U.S.

Process Management order growth remained strong in North America, Asia, and Latin America, with robust oil and gas, chemical, and power end market project activity. Order trends in Europe softened as weak economic conditions subdued investment. Currency translation deducted 5 percentage points.

Industrial Automation order trends remained unchanged, as weakness in Europe continued to put pressure on orders. The power generating alternators and industrial motors business and the electrical drives business were weakest, although both reflected improvement. Currency translation deducted 6 percentage points.

Weakness continued in global telecommunications and information technology end markets, resulting in a decline in Network Power orders. Market conditions in Asia were the most challenging, as the economic environments in Australia, China, and India deteriorated. European economic weakness persisted, as orders decreased in the region. Slight sequential order trend improvement occurred in the embedded computing and power business, but remained negative. Currency translation deducted 2 percentage points.

Climate Technologies orders remained stable, with mixed trends among geographies. Underlying orders, which exclude unfavorable currency translation of 3 percentage points, grew slightly for the second consecutive month. The U.S. air conditioning market slowed, while Asia and Europe both improved but remained negative. The temperature controls and sensor businesses grew modestly, while the refrigeration business weakened.

Orders slowed in Commercial & Residential Solutions, as demand in U.S. non-residential construction softened. Underlying orders, which exclude unfavorable currency translation of 2 percentage points, increased slightly, as growth in the food waste disposers and commercial storage businesses was partially offset by weakness in the professional tools business and wet/dry vacuums business, as big box retailers did not offer annual fall promotions.

Upcoming Investor Events

On Tuesday, November 6, 2012, Emerson will issue the Company’s fourth quarter and fiscal year 2012 results. Management will discuss the results during a conference call at 3:00 p.m. ET (2:00 p.m. CT) the same day. Interested parties may listen to the live conference call via the Internet by visiting Emerson’s website at www.Emerson.com/financial and completing a brief registration form. A replay of the conference call will remain available for approximately three months after the call.

Forward-Looking and Cautionary Statements:

Statements in this Current Report on Form 8-K that are not strictly historical may be “forward-looking” statements, which involve risks and uncertainties, and Emerson undertakes no obligation to update any such statements to reflect later developments. These risks and uncertainties include economic and currency conditions, market demand, pricing, and competitive and technological factors, among others, as set forth in the Company's most recent Annual Report on Form 10-K and subsequent reports filed with the SEC.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)

Date: September 25, 2012	By:	/s/ Timothy G. Westman
Timothy G. Westman Vice President, Associate General Counsel and Assistant Secretary